Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF NOVEMBER 30, 2013

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$163,884
Cash equivalents held in trust	17,344

Total investments held in trust	181,228
Cash and cash equivalents	3,666
Fixed-maturity securities, at fair value	7,586
Accrued investment income	822
Premiums receivable	945

Total assets	$194,247

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$44,258
Losses payable	2,764
Unearned premiums	1,429
Accrued ceding commission expense	98
Other liabilities	205

Total liabilities	48,754

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	75,613

Total stockholder’s equity	145,493

Total liabilities and stockholder’s equity	$194,247

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED NOVEMBER 30, 2013

(in thousands)

Revenues:
Premiums earned	$941
Net investment income	44

Total revenues	985

Expenses:
Underwriting Expenses	825
General and administrative expenses	189

Total expenses	1,014

(Loss) income before federal income taxes	(29)
Federal income tax benefit	—

Net (loss) income	$(29)